For further information, contact:
   Christopher J. Benjamin, SVP, Chief Financial Officer & Treasurer Phone 808-525-8405
   E-mail: cbenjamin@abinc.com

                                                HOLD FOR RELEASE:
                                                8:00 A.M. EASTERN DAYLIGHT TIME
                                                Friday, July 28, 2006

          A&B REPORTS 2nd QUARTER 2006 NET INCOME OF $30.2 MILLION
                    Strong Financial and Operating Results

         Honolulu (July 28, 2006)--Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported that net income for the second quarter of 2006 was $30,200,000, or $0.68 per fully diluted share. Net income in the second quarter of 2005 was $29,400,000, or $0.66 per fully diluted share. Revenue in the second quarter of 2006 was $418,200,000, compared with revenue of $391,200,000 in the second quarter of 2005.

         Net income for the first half of 2006 was $67,600,000, or $1.53 per fully diluted share. Net income in the first half of 2005 was $67,100,000, or $1.52 per fully diluted share. Revenue in the first half of 2006 was $779,500,000, compared with revenue of $755,000,000 in the first half of 2005.

COMMENTS ON QUARTER & OUTLOOK

         "A&B performed well during the second quarter as measured by financial results and by progress on major initiatives," said Allen Doane, chairman and chief executive officer of A&B. "Improved results in our Real Estate, Logistics and Food Products segments more than offset lower operating profit in our Ocean Transportation segment, where results, as expected, reflected the transition from Matson's APL Alliance to the newly launched Guam and China services. We are on track for a very good 2006, and remain confident that progress on major real estate development projects and Matson's trans-Pacific expansion will position the Company for even stronger performance in the years to come.

         "At Matson, second quarter operating profit in the Ocean Transportation segment was down significantly from last year's exceptional quarter, with operating profit declining by $14.3 million. However, first half 2006 results were in line with our annual operating plan and we anticipate comparisons in the second half of 2006 to be much more favorable, with second half earnings to approach or perhaps match second half 2005. The logistics segment produced an outstanding quarter, with positive year-over-year comparisons forecast for the remainder of 2006.

         "In real estate, our commercial property segment recorded a Company record 98% occupancy across our Hawaii and Mainland US properties. The sales segment benefited from gains on the sale of two Phoenix area retail centers. Altogether, real estate quarterly operating profit of $23.1 million was $7.8 million above 2005. We anticipate full-year profitability in our real estate business will meet or exceed our stated long-term objective of 13-15 percent annual growth.

         "The food products segment performed well in the second quarter, but profitability is forecasted to be modest for the remainder of the year.

         "Two key investment initiatives, Matson's China service and Kukui'ula, are progressing well. China container volumes have been ramping up nicely, offsetting lower than planned rates. Service levels from China to Long Beach have been superior. At Kukui'ula, we remain on schedule for initial sale closings in the fourth quarter - cash from these sales will help fund construction of project infrastructure, but the margin on these sales in 2006 will be nominal due to the percentage of completion accounting method.

         "With Hawaii residential market conditions in transition, sales volumes have declined and residential prices appear to be plateauing. Commercial real estate conditions remain robust. On a broader basis, Hawaii's economy is forecast to be healthy with continued growth for the rest of the year."

TRANSPORTATION--OCEAN TRANSPORTATION

--------------------------------------------------------------------------------
                                       Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions             2006              2005            Change
--------------------------------------------------------------------------------
  Revenue                     $ 243.6           $ 221.0             10%
  Operating Profit            $  24.4           $  38.7            -37%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers            44,600            44,700              --
  Hawaii Automobiles           33,800            43,300            -22%
  Guam Containers               3,900             4,200             -7%
  China Containers              7,500                 -              NM
--------------------------------------------------------------------------------

         For the second quarter of 2006, Ocean Transportation revenue of $243.6 million was $22.6 million, or 10 percent, higher than the second quarter of 2005. This increase was due to increases in total service volumes, fuel surcharge revenues, and improved yields and cargo mix, partially offset by the loss of charter revenue due to the expiration of the APL Alliance, and lower volumes in the Hawaii and Guam services. Total Hawaii container volume was down slightly from the second quarter of 2005, reflecting primarily a reduction in eastbound volumes, including lower shipments of agricultural products and lower military-related household good movements. Total Hawaii automobile volume was down 22 percent for the quarter due primarily to the impact of reduced auto manufacturer incentives for rental car agencies, which resulted in lower rental car turnover, as well as competitive pressures.

         Operating profit of $24.4 million was $14.3 million, or 37 percent, lower than in the second quarter of 2005. This reduction was caused by expense increases that more than offset revenue gains, primarily an increase in vessel operating and overhead expenses due to higher fuel costs and the China service startup, and increased terminal handling costs due to higher rates.

--------------------------------------------------------------------------------
                                         Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions                2006          2005            Change
--------------------------------------------------------------------------------
  Revenue                        $ 462.9        $ 427.2              8%
  Operating Profit               $  42.7        $  68.4            -38%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers               86,400         86,100             --
  Hawaii Automobiles              65,600         78,900            -17%
  Guam Containers                  7,700          8,200             -6%
  China Containers                 9,500              -             NM
--------------------------------------------------------------------------------

         For the first half of 2006, Ocean Transportation revenue increased to $462.9 million, an 8 percent or $35.7 million improvement over the first half of 2005. The increase was primarily due to increased total container volumes, increases in the fuel surcharge and improvements in yields, offset partially by the loss of charter revenue. Total Hawaii automobile volume was 17 percent lower, due primarily to competitive pressures and reduced shipments to rental agencies as noted above. Guam container volume was 6 percent lower than in the first half of 2005, due primarily to changes in vessel schedules.

         Operating profit of $42.7 million was $25.7 million, or 38 percent, lower than the first half of 2005. This decrease was primarily the result of increases in vessel operating and overhead expenses due to higher fuel costs and the China service startup, along with increased terminal handling costs due to higher rates. Earnings from Matson's SSAT joint venture were $3.6 million lower than the first half of 2005, due primarily to a favorable adjustment made during the first half of 2005. Earnings from this venture are not included in revenue, but are included in operating profit.

TRANSPORTATION--LOGISTICS SERVICES

--------------------------------------------------------------------------------
                                             Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions               2006               2005          Change
--------------------------------------------------------------------------------

  Revenue                       $ 116.4            $ 106.6            9%
  Operating Profit              $   5.3            $   3.6           47%
--------------------------------------------------------------------------------

         Logistics services revenue of $116.4 million was $9.8 million, or 9 percent, higher than the second quarter of 2005. The increase was due primarily to higher volumes in the highway and expedited lines of business and improved pricing in all lines, partially offset by moderate volume reductions in the domestic and international intermodal lines.

         Operating profit of $5.3 million was $1.7 million or 47 percent higher than in the comparable period last year. The improvement was due primarily to growth in higher margin lines of business, improved yields across all lines, and lower overhead costs as a percentage of revenue.

         The operating profit margin for the logistics services business was 4.6 percent in the second quarter of 2006, compared with 4.3 percent in the first quarter of 2006 and 3.4 percent for the second quarter of 2005. Margin improvement was due to expansion in the higher-margin highway brokerage business, improved yield management, and economies of scale.

--------------------------------------------------------------------------------
                                     Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions           2006               2005              Change
--------------------------------------------------------------------------------
  Revenue                    $ 224.8           $ 202.7                11%
  Operating Profit           $  10.0           $   6.6                52%
--------------------------------------------------------------------------------

         Logistics services revenue of $224.8 million was $22.1 million, or 11 percent, higher than the first half of 2005 for the same reasons cited for the second quarter. Operating profit of $10.0 million was $3.4 million, or 52 percent, higher for the same reasons as cited for the quarter.

REAL ESTATE--LEASING

--------------------------------------------------------------------------------
                                          Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions                  2006           2005           Change
--------------------------------------------------------------------------------
  Revenue                          $ 24.4           $ 21.3           15%
  Operating Profit                 $ 12.2           $ 10.5           16%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                            98%              95%            3%
  Hawaii                              98%              92%            6%
--------------------------------------------------------------------------------
Leasable Space (Million sq. ft.)
--------------------------------------------------------------------------------
  Mainland                            3.7              3.5            6%
--------------------------------------------------------------------------------
  Hawaii                              1.5              1.7          -12%
--------------------------------------------------------------------------------

         Real estate leasing revenue for the second quarter of 2006, measured before removing amounts treated as discontinued operations, was $24.4 million, an increase of $3.1 million or 15 percent over the second quarter of 2005. Operating profit of $12.2 million was $1.7 million or 16 percent higher. The increases are due primarily to net additions of leased property after the second quarter of 2005 and improved occupancy rates.

--------------------------------------------------------------------------------
                                        Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions             2006                  2005         Change
--------------------------------------------------------------------------------
  Revenue                     $ 49.0                $ 43.2           13%
  Operating Profit            $ 24.3                $ 21.2           15%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                       97%                   95%            2%
  Hawaii                         98%                   91%            7%
--------------------------------------------------------------------------------

         Real estate leasing revenue for the first half of 2006 (before removing amounts treated as discontinued operations) of $49.0 million was $5.8 million, or 13 percent, higher than the first half of 2005, while operating profit of $24.3 million was $3.1 million, or 15 percent, higher. As with quarterly results, the improved revenue and operating profit resulted primarily from net property additions and occupancy improvements.

REAL ESTATE--SALES

--------------------------------------------------------------------------------
                                           Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions            2006                 2005            Change
--------------------------------------------------------------------------------
  Revenue                     $ 36.8               $ 14.6             2.5x
  Operating Profit            $ 10.9               $  4.8             2.3x
--------------------------------------------------------------------------------

         Real estate sales revenue in the second quarter of 2006 of $36.8 million was $22.2 million, or more than twice the revenue in the second quarter of 2005. Operating profit of $10.9 million was $6.1 million, or more than twice the operating profit in the second quarter of 2005. The results reflect the sale of two Phoenix area retail centers, Carefree Marketplace and Mesa South, for a combined $35.6 million, and the sale of one commercial parcel on Maui.

--------------------------------------------------------------------------------
                                        Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions             2006                 2005            Change
--------------------------------------------------------------------------------
  Revenue                     $ 60.6               $ 60.5              --
  Operating Profit            $ 38.0               $ 21.3              78%
--------------------------------------------------------------------------------

         Real estate sales revenue in the first half of 2006 of $60.6 million was slightly higher than the first half of 2005, while operating profit of $38.0 million was $16.7 million, or 78 percent, higher. First half results reflect income from investments in joint ventures, primarily the proceeds from the sale of all 247 residential units at Hokua, which are included in operating profit but not in revenue. Hokua is a joint venture high-rise residential development in Honolulu. Other sales during the first half of 2006 consisted primarily of two Phoenix area retail centers, four commercial parcels, and one office building on Maui.

         Discontinued operations in the first half of 2006 included the sales of two retail centers in the Phoenix area, an office building on Maui, and several commercial parcels in Hawaii. In addition, a commercial parcel on Maui has been classified as a discontinued operation because of A&B's plan to sell the property. The amounts reported as continuing and discontinued operations in prior quarters are restated each time a property is designated as discontinued.

FOOD PRODUCTS

--------------------------------------------------------------------------------
                                         Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions            2006                 2005             Change
--------------------------------------------------------------------------------
  Revenue                     $ 37.8               $ 32.2              17%
  Operating Profit            $  3.1               $  0.3            10.3x
--------------------------------------------------------------------------------
Tons Sugar Produced           61,400               58,400               5%
--------------------------------------------------------------------------------

         Food Products revenue in the second quarter of 2006 of $37.8 million was $5.6 million, or 17 percent, higher than in the second quarter of 2005, while operating profit of $3.1 million was $2.8 million, or approximately ten times higher. Revenue benefited from favorable pricing and volumes on the sales of both electricity and raw sugar. The improvement in operating profit was driven primarily by increased pricing and volumes of electricity sales.

--------------------------------------------------------------------------------
                                        Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions            2006                 2005              Change
--------------------------------------------------------------------------------
  Revenue                     $ 53.3               $ 54.6              -2%
  Operating Profit            $  9.6               $  9.3               3%
--------------------------------------------------------------------------------
Tons Sugar Produced           62,200               77,900             -20%
--------------------------------------------------------------------------------

         Food Products revenue in the first half of 2006 of $53.3 million was $1.3 million, or 2 percent, lower than in 2005. However, excluding the one-time $5.5 million federal relief payment received in the first quarter of 2005, revenue increased $4.2 million or 9 percent. The variance was due, among other factors, to higher electricity sales, sugar prices and specialty sugar sales, offset partially by lower raw sugar sales volumes. Operating profit of $9.6 million exceeded 2005 by $0.3 million or 3 percent due principally to favorable pricing and volumes on the sales of electricity. Excluding the one-time federal relief payment in the first quarter of 2005, operating profit in the first half of 2006 was $5.8 million, or more than 150 percent, higher than 2005.

CORPORATE EXPENSE, OTHER

         For the second quarter of 2006 and the six months ended June 30, 2006, corporate expenses were slightly below the amounts for the corresponding periods in 2005.

         A&B expects that its effective corporate tax rate for 2006 will be 37.5 percent, half a percentage point lower than previously estimated.

BALANCE SHEET, CASH FLOW COMMENTS

         Working capital at June 30, 2006 was $20 million lower than December 31, 2005, primarily attributable to a lower balance for real estate held for sale, lower cash balances, and higher balances on revolving credit facilities, partially offset by higher accounts receivable and inventory balances. Cash decreased by $23 million since year-end 2005, primarily due to share repurchases, net deposits into the CCF, and capital expenditures. Total debt, including current portion, increased by $80 million from December 31, 2005, primarily due to capital expenditure financing and share repurchases. The ratio of debt to debt plus equity has increased to 29.2 percent at June 30, 2006 from
24.4 percent at December 31, 2005. As previously announced, the Company has repurchased $71.5 million of its common stock through open market purchases and in connection with an accelerated share repurchase program executed through an agreement with Goldman, Sachs & Co. The net decrease in shareholder's equity during 2006 is attributable to this share repurchase program. Because the associated shares were retired late in the second quarter and early in the third quarter, there was a negligible impact on earnings per share in the second quarter. For the third quarter, average outstanding shares are expected to be reduced by roughly 3.5 percent.

         Despite comparable earnings, cash flows from operating activities in the first half of 2006 declined by $89 million when compared to the first half of 2005, due principally to the composition of earnings in the first half of 2006, which included a larger proportion of gains on the sale of properties that are classified as investing cash flows, distributions from the Hokua joint venture that also are classified as investing cash flows, and changes in current and deferred income tax and accounts receivable balances. Capital expenditures for the first half of 2006 decreased $87 million from the same period in 2005, due primarily to the $144 million purchase of the MV Manulani in the prior year period.

         Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com.
                              -------------------------

         Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.



                                                       ALEXANDER & BALDWIN, INC.
                                                       ------------------------
                                    2006 and 2005 Second-Quarter and First-Half Results (Condensed)
                                    --------------------------------------------------------------

                                                                             2006                        2005
                                                                             ----                        ----
 Three Months Ended June 30
 --------------------------
 Revenue                                                                  $418,200,000                $391,200,000
 Income From Continuing Operations                                         $20,500,000                 $28,800,000
 Discontinued Operations:  Properties(1)                                    $9,700,000                    $600,000
 Net Income                                                                $30,200,000                 $29,400,000
 Basic Share Earnings
      Continuing Operations                                                      $0.47                       $0.66
      Net Income                                                                 $0.69                       $0.67
 Diluted Share Earnings
      Continuing Operations                                                      $0.46                       $0.65
      Net Income                                                                 $0.68                       $0.66
 Average Shares Outstanding                                                 44,000,000                  43,600,000
 Diluted Average Shares Outstanding                                         44,300,000                  44,200,000

 Six Months Ended June 30:
 ------------------------
 Revenue                                                                  $779,500,000                $755,000,000
 Income From Continuing Operations                                         $48,200,000                 $61,900,000
 Discontinued Operations:  Properties(1)                                   $19,400,000                  $5,200,000
 Net Income                                                                $67,600,000                 $67,100,000
 Basic Share Earnings
      Continuing Operations                                                      $1.10                       $1.42
      Net Income                                                                 $1.54                       $1.54
 Diluted Share Earnings
      Continuing Operations                                                      $1.09                       $1.40
      Net Income                                                                 $1.53                       $1.52
 Average Shares Outstanding                                                 43,900,000                  43,500,000
 Diluted Average Shares Outstanding                                         44,300,000                  44,100,000

(1) "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.



                                             Industry Segment Data, Net Income (Condensed)
                                             --------------------------------------------
                                          (In Millions, Except Per Share Amounts, Unaudited)
                                           ------------------------------------------------

                                                                     Three Months Ended               Six Months Ended
                                                                     ------------------               ----------------
                                                                          June 30,                        June 30,
                                                                          --------                        --------
                                                                    2006            2005            2006            2005
                                                                    ----            ----            ----            ----
Revenue:
  Transportation
      Ocean Transportation                                       $    243.6      $    221.0      $    462.9      $    427.2
      Logistics Services                                              116.4           106.6           224.8           202.7
  Real Estate
      Leasing                                                          24.4            21.3            49.0            43.2
      Sales                                                            36.8            14.6            60.6            60.5
      Less Amounts Reported In
         Discontinued Operations                                      (37.5)           (2.6)          (61.7)          (29.8)
  Food Products                                                        37.8            32.2            53.3            54.6
  Reconciling Items                                                    (3.3)           (1.9)           (9.4)           (3.4)
                                                                 ----------      ----------      ----------      ----------
      Total Revenue                                              $    418.2      $    391.2      $    779.5      $    755.0
                                                                 ==========      ==========      ==========      ==========

Operating Profit, Net Income:
  Transportation
      Ocean Transportation                                       $     24.4      $     38.7      $     42.7      $     68.4
      Logistics Services                                                5.3             3.6            10.0             6.6
  Real Estate
      Leasing                                                          12.2            10.5            24.3            21.2
      Sales                                                            10.9             4.8            38.0            21.3
      Less Amounts Reported In
         Discontinued Operations                                      (15.6)           (1.0)          (31.2)           (8.3)
  Food Products                                                         3.1             0.3             9.6             9.3
                                                                 ----------      ----------      ----------      ----------
      Total Operating Profit                                           40.3            56.9            93.4           118.4
  Loss on Investment                                                                   (2.2)                           (2.2)
  Interest Expense                                                     (3.0)           (3.0)           (6.2)           (5.8)
  General Corporate Expenses                                           (5.1)           (5.2)          (10.3)          (10.5)
                                                                 ----------      ----------      ----------      ----------
      Income From Continuing Operations
         Before Income Taxes                                           32.2            46.5            76.9            99.9
  Income Taxes                                                        (11.7)          (17.7)          (28.7)          (38.0)
                                                                 ----------      ----------      ----------      ----------
  Income From Continuing Operations                                    20.5            28.8            48.2            61.9
      Discontinued Operations: Properties                               9.7             0.6            19.4             5.2
                                                                 ----------      ----------      ----------      ----------

  Net Income                                                     $     30.2      $     29.4      $     67.6      $     67.1
                                                                 ==========      ==========      ==========      ==========

Basic Earnings Per Share:
  Continuing Operations                                          $     0.47      $     0.66      $     1.10      $     1.42
  Net Income                                                     $     0.69      $     0.67      $     1.54      $     1.54

Diluted Earnings Per Share:
  Continuing Operations                                          $     0.46      $     0.65      $     1.09      $     1.40
  Net Income                                                     $     0.68      $     0.66      $     1.53      $     1.52

  Average Shares                                                       44.0            43.6            43.9            43.5
  Diluted Shares                                                       44.3            44.2            44.3            44.1


                                                Consolidated Balance Sheets (Condensed)
                                                --------------------------------------
                                                             (In Millions)
                                                             -------------

                                                                             June 30               December 31,
                                                                             -------               -----------
                                                                               2006                    2005
                                                                               ----                    ----
                                                                           (Unaudited)

ASSETS
Current Assets                                                             $       296             $       303
Investments                                                                        124                     154
Real Estate Developments                                                           105                      71
Property, Net                                                                    1,341                   1,289
Capital Construction Fund                                                          112                      93
Other Assets                                                                       179                     161
                                                                           -----------             -----------
                  Total                                                    $     2,157             $     2,071
                                                                           ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                                                        $       267             $       254
Long-Term Debt                                                                     353                     296
Post-Retirement Benefit Obligs.                                                     48                      47
Other Long-Term Liabilities                                                         64                      45
Deferred Income Taxes                                                              437                     415
Shareholders' Equity                                                               988                   1,014
                                                                           -----------             -----------
                  Total                                                    $     2,157             $     2,071
                                                                           ===========             ===========



                                           Consolidated Statements of Cash Flows (Condensed)
                                           ------------------------------------------------
                                                             (In Millions)
                                                             -------------

                                                                                     Six Months Ended
                                                                                     ----------------
                                                                                         June 30,
                                                                                         --------
                                                                               2006                    2005
                                                                               ----                    ----
                                                                           (Unaudited)

Operating Cash Flows                                                       $        40             $       129
Capital Expenditures                                                               (87)                   (174)
CCF Withdrawals/(Deposits), Net                                                    (18)                    (12)
Proceeds From Issuance of
    (Payment of) Debt, Net                                                          80                      90
Repurchase of Capital Stock                                                        (72)                      -
Dividends Paid                                                                     (21)                    (20)
All Other, Net                                                                      55                      14
                                                                           -----------             -----------
Increase/(Decrease) In Cash                                                $       (23)            $        27
                                                                           ============            ===========

Depreciation                                                               $       (41)            $       (41)
                                                                           ============            ============
